UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):	April 17, 2018

              ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  30142 Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices, including zip code)

           (248) 960-9009
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01                          Entry into a Material Definitive Agreement.

On April 17, 2018, Rockwell Medical, Inc., a Michigan corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Letter Agreement, dated as of March 7, 2018, among the Company, Richmond Brothers, Inc. (“RBI”) and David S. Richmond, in his individual capacity (“Richmond”) pursuant to which RBI and Richmond agreed to vote for the 2018 Rockwell Medical, Inc. Long Term Incentive Plan, as approved by the Company’s Board of Directors on April 13, 2018 (the “2018 Plan”), provided that either Institutional Shareholder Services or Glass, Lewis & Co. recommend that the Company’s shareholders vote for the 2018 Plan at the Company’s 2018 annual meeting of shareholders.

The foregoing summary does not purport to be a complete description of the terms of the Letter Agreement or the Amendment and each is qualified in their entirety by reference to the full text of the Letter Agreement and Amendment, copies of which are attached hereto as Exhibit 10.73 and Exhibit 10.77, respectively.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits.                          The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.                          Description

10.73	Letter Agreement, dated March 7, 2018, by and among the Company, Richmond Brothers, Inc. and David S. Richmond (Company’s Form 8-K filed on March 13, 2018).

10.77	Amendment No. 1 to Letter Agreement, dated April 17, 2018, by and among the Company, Richmond Brothers, Inc. and David S. Richmond.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date:  April 19, 2018                                                                                By:  /s/ Thomas E. Klema
Thomas E. Klema
Vice President, Chief Financial
Officer, Treasurer and Secretary

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